Skadden, Arps, Slate, Meagher & Flom LLP



                                                               November 18, 1997




Teligent, Inc.
8065 Leesburg Pike
Vienna, Virginia  22182

                           Re:      Teligent, Inc.
                                    Registration on Form S-1

Ladies and Gentlemen:

                  We have acted as special counsel to Teligent, Inc., a Delaware corporation (the "Company"), in connection with the initial public offering (the "Offering") by the Company of up to 6,325,000 shares (including up to 825,000 shares subject to over-allotment options) (the "Shares") of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-37381) with respect to the Offering as filed with the Securities and Exchange Commission (the "Commission") on October 7, 1997 under the Act, as amended by Amendments Nos. 1, 2 and 3 to the Registration Statement as filed with the Commission on October 30, 1997, November 10, 1997 and November 18, 1997, respectively (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of the U.S. Purchase Agreement (the "U.S. Purchase Agreement") proposed to be entered into between the Company, as issuer, and Merrill



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Teligent, Inc.
November 18, 1997
Page 2





Lynch, Pierce, Fenner & Smith Incorporated, Salomon Brothers Inc, Bear, Stearns & Co. Inc. and Goldman Sachs & Co., as representatives of the several U.S. Underwriters named therein (the "U.S. Underwriters"), and the form of the International Purchase Agreement (the "International Purchase Agreement" and, together with the U.S. Purchase Agreement, the "Purchase Agreements") proposed to be entered into between the Company, as issuer, and Merrill Lynch International, Salomon Brothers International Limited, Bear, Stearns International Limited and Goldman Sachs International, as lead managers for the several International Managers named therein (the "International Managers" and, together with the U.S. Underwriters, the "Underwriters"), each filed as an exhibit to the Registration Statement; (iii) a specimen certificate representing the Class A Common Stock (the "Specimen Certificate"); (iv) the Certificate of Incorporation of the Company, as presently in effect; (v) the By-Laws of the Company, as presently in effect; (vi) the form of Certificate of Incorporation of the Company filed as an exhibit to the Registration Statement, to be in effect as of the consummation of the Offering (the "Certificate of Incorporation"); (vii) the form of By-Laws of the Company filed as an exhibit to the Registration Statement, to be in effect as of the consummation of the Offering (the "By-Laws"); and (viii) certain resolutions of the Board of Directors of the Company and drafts of certain resolutions (the "Draft Resolutions") of the Offering Committee appointed by the Board of Directors of the Company (the "Offering Committee"), in each case relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted



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Teligent, Inc.
November 18, 1997
Page 3




to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. We have also assumed the effectiveness of the Certificate of Incorporation in accordance with applicable provisions of the Delaware General Corporation Law (the "DGCL") and the due adoption and continuance in full force and effect of the By-Laws. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  The opinion expressed herein is limited to the DGCL.

                  Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the Draft Resolutions have been adopted by the Offering Committee; (iii) the price at which the Shares are to be sold to the Underwriters pursuant to the Purchase Agreements and other matters relating to the issuance and sale of the Shares have been approved by the Offering Committee in accordance with the Draft Resolutions; (iv) the Purchase Agreements have been duly executed and delivered; and (v) certificates representing the Shares in the form of the Specimen Certificate have been manually signed by an authorized officer of the transfer agent and registrar for the Class A Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters as contemplated by the Purchase Agreements, the issuance and sale of the Shares will have been duly



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Teligent, Inc.
November 18, 1997
Page 4



authorized, and the Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                              Very truly yours,

                  /s/ Skadden, Arps, Slate, Meagher & Flom LLP